EXHIBIT 99.1


             [LETTERHEAD OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Infolocity, Inc.

We have audited the accompanying balance sheet of Infolocity, Inc. as of June 30, 1999, and the related statements of operations, shareholders' equity, and cash flows for the period from January 22, 1999 (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infolocity, Inc. as of June 30, 1999, and the results of its operations and its cash flows for the period from January 22, 1999 (inception) to June 30, 1999 in conformity with generally accepted accounting principles.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 21, 1999


                                                                INFOLOCITY, INC
                                                                  BALANCE SHEET
                                                                  JUNE 30, 1999
-------------------------------------------------------------------------------
                                     ASSETS
CURRENT ASSETS
    Cash                                                       $      356,138
    Accounts receivable                                                43,235
    Prepaid expenses                                                    3,600
                                                               --------------
        Total current assets                                          402,973

FURNITURE AND EQUIPMENT, NET                                           11,003
                                                               --------------
               TOTAL ASSETS                                    $      413,976
                                                               ==============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                           $       14,871
                                                               --------------
        Total current liabilities                                      14,871

NOTES PAYABLE - RELATED PARTIES                                        37,212
                                                               --------------
           Total liabilities                                           52,083
                                                               --------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
    Preferred stock, Series A, no par value
        4,000,000 shares authorized
        77,739 shaers issued and outstanding                          280,040
    Common stock, no par value
        20,000,000 shares authorized
        2,073,370 shares issued and outstanding                       276,009
    Subscription receivable                                          (136,969)
    Accumulated deficit                                               (57,187)
                                                               --------------
           Total shareholders' equity                                 361,893
                                                               --------------
               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $      413,976
                                                               ==============

    The accompanying notes are an integral part of these financial statements


                                                               INFOLOCITY, INC.
                                                        STATEMENT OF OPERATIONS
              FOR THE PERIOD FROM JANUARY 22, 1999 (INCEPTION) TO JUNE 30, 1999

--------------------------------------------------------------------------------
REVENUES
    Sales                                                      $       55,235

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                         113,578
                                                               --------------
LOSS FROM OPERATIONS                                                  (58,343)

OTHER INCOME
    Interest income                                                     1,956
                                                               --------------
LOSS BEFORE PROVISION FOR INCOME TAXES                                (56,387)

PROVISION FOR INCOME TAXES                                               (800)

NET LOSS                                                       $      (57,187)
                                                               ==============
BASIC LOSS PER SHARE                                           $        (0.04)
                                                               ==============
DILUTED LOSS PER SHARE                                         $        (0.04)
                                                               ==============
WEIGHTED-AVERAGE SHARES OUTSTANDING                                  1,384,152
                                                               ===============


    The accompanying notes are an integral part of these financial statements

                                                               INFOLOCITY, INC.
                                              STATEMENT OF SHAREHOLDERS' EQUITY
              FOR THE PERIOD FROM JANUARY 22, 1999 (INCEPTION) TO JUNE 30, 1999

---------------------------------------------------------------------------------------------------------------------------------
                                      Preferred Stock, Series A      Common Stock
                                      -------------------------   -------------------   Subscription   Accumulated
                                         Shares       Amount       Shares     Amount     Receivable      Deficit         Total
                                      ----------   ------------   ---------  --------   ------------   -----------     ----------
BALANCE, JANUARY 22, 1999 (INCEPTION)         -    $         -        -      $     -     $        -     $       -       $      -

ISSUANCE OF COMMON STOCK FOR CASH                                 1,820,000   133,200                                    133,200

ISSUANCE OF COMMON STOCK IN EXCHANGE
    FOR SERVICES RENDERED                                            80,000     5,840                                      5,840

EXERCISE OF OPTIONS IN EXCHANGE FOR
    SUBSCRIPTION RECEIVABLE                                         173,370   136,969     (136,969)                            -

ISSUANCE OF PREFERRED STOCK FOR CASH     77,789        280,040                                                           280,040

NET LOSS                                                                                                   (57,187)      (57,187)
                                      ----------   -----------   ----------  --------    ----------     -----------     ---------
        BALANCE, JUNE 30, 1999           77,789    $   280,040    2,073,370  $276,009    $(136,969)     $  (57,187)     $361,893
                                      ==========   ===========   ==========  ========    ==========     ===========     =========

    The accompanying notes are an integral part of these financial statements

                                                               INFOLOCITY, INC.
                                                        STATEMENT OF CASH FLOWS
              FOR THE PERIOD FROM JANUARY 22, 1999 (INCEPTION) TO JUNE 30, 1999
-------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                      $   (57,187)
    Adjustments to reconcile net loss to net cash
     used in operating activities
           Depreciation and amortization                                1,626
           Stock issued for services                                    5,840
    (Increase) decrease in
        Accounts receivable                                           (43,235)
        Prepaid expenses                                               (3,600)
    Increase (decrease) in
        Accounts payable                                               14,871
                                                                  ------------
               Net cash used in operating activities                  (81,685)
                                                                  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of furniture and equipment                               (12,629)
                                                                  ------------
               Net cash used in investing activities                  (12,629)
                                                                  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Net borrowings from related parties                                37,212
    Proceeds from issuance of common stock                            133,200
    Proceeds from issuance of preferred stock                         280,040
                                                                  ------------
               Net cash provided by financing activities              450,452
                                                                  ------------
                  Net increase in cash                                356,138

CASH, BEGINNING OF PERIOD                                                  --
                                                                  ------------
CASH, END OF PERIOD                                               $   356,138
                                                                  ============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the period from January 22, 1999 (inception) to June 30, 1999, the Company issued 173,370 shares of common stock in exchange for a subscription receivable of $136,969.

    The accompanying notes are an integral part of these financial statements

                                                              INFOLOCITY, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
                                                                 JUNE 30, 1999



NOTE 1 - BUSINESS ACTIVITY

     Infolocity, Inc. (the "Company") was incorporated in January 1999. The Company provides internet-based business intelligence and information management for private and publicly traded companies. Its proprietary internet monitoring and search engines scour the internet for valuable information for its clients. The Company's proprietary technology provides real-time monitoring of internet message boards, chat forums, news groups, and rumor sites.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH

     The Company maintains cash deposits at numerous banks in Northern California. Deposits at each bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. As of June 30, 1999, uninsured portions at those banks aggregated to $257,782.

     ACCOUNTS RECEIVABLE

     Accounts receivable consist primarily of amounts due from customers for the sale of services. Management believes amounts are fully collectible, and as such, no allowance for uncollectible amounts is deemed necessary.

     FURNITURE AND EQUIPMENT

     Furniture and equipment are stated at cost. The cost of maintenance and repairs is charged to operations as incurred, and significant additions and betterments are capitalized. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the assets of one to three years.

     INCOME TAXES

     The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognitions of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     ADVERTISING

     The Company expenses advertising costs as incurred. Advertising costs for the period from January 22, 1999 (inception) to June 30, 1999 were $10,595.

     ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash, accounts receivable, and accounts payable, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable - related parties also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

     COMPREHENSIVE INCOME

     For the period from January 22, 1999 (inception) to June 30, 1999, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financials statements since the Company did not have any of the items of comprehensive income in any period presented.

     LOSS PER SHARE

     For the period from January 22, 1999 (inception) to June 30, 1999, the Company adopted SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the net income by the weighted-average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

     STOCK OPTIONS

     SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the implicit value based method.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In February 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-Retirement Benefits." The Company does not expect adoption of SFAS No. 132 to have a material impact, if any, on its financial position or results of operations.

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," is effective for financial statements with fiscal years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is not applicable to the Company.

     SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," is effective for financial statements with the first fiscal quarter beginning after December 15, 1998. This statement is not applicable to the Company.

     SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections," is effective for financial statements with fiscal years beginning February 1999. This statement is not applicable to the Company.

     In June 1999, the FASB issued SFAS No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

     In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities." This statement is not applicable to the Company.

NOTE 3 - FURNITURE AND EQUIPMENT

     Furniture and equipment at June 30, 1999 consisted of the following:

            Computer equipment                                     $    8,864
            Leasehold improvements                                      3,765
                                                                   ----------
                                                                       12,629
            Less accumulated depreciation and amortization              1,626
                                                                   ----------
                   TOTAL                                           $   11,003
                                                                   ==========

     Depreciation and amortization expense for the period from January 22, 1999 (inception) to June 30, 1999 was $1,626.


NOTE 4 - NOTES PAYABLE - RELATED PARTIES

     Related party amounts due for the period from January 22, 1999 (inception) to June 30, 1999 aggregated to $37,212. These amounts due are non-interest-bearing and are payable on December 31, 2000.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

     LEASES

     The Company has entered into a month-to-month operating leasing agreement for its corporate office. The rent is $2,000 per month.

     Rent expense for the period from January 22, 1999 (inception) to June 30, 1999 was $10,000.

     LITIGATION

     In the normal course of its business, the Company is subject to various lawsuits and claims. The Company believes that the final outcomes of these matters, either individually or in the aggregate, will not have a material effect on its financial statements.

NOTE 6 - SHAREHOLDERS' EQUITY

     PREFERRED STOCK, SERIES A

     During the period from January 22, 1999 (inception) to June 30, 1999, the Company issued 77,789 shares of Series A convertible preferred stock ("Series A Preferred") for cash totaling $280,040. The holders of the Series A Preferred are entitled to receive a non-cumulative dividend at an annual rate of 7.5% of the purchase price per share, payable in cash at the option of the Company. No dividends were declared or paid as of June 30, 1999.

     If a holder has at least 50,000 shares of Series A Preferred (and/or common stock issued upon conversion of such shares), each such holder of Series A Preferred shall be given the right of first refusal to purchase up to his/her pro rata share of any equity securities offered by the Company.

     Each share of Series A Preferred is convertible into shares of common stock at the option of the holder at a conversion rate of one-for-one. In addition, Series A Preferred will be automatically converted into shares of common stock at a one-for-one conversion rate upon the closing of an initial public offering of not less than $7,500,000.

     The Series A Preferred has a liquidation preference equal to the purchase price per share plus all declared and unpaid dividends prior to the payment of any amount to the holders of common stock.

     COMMON STOCK

     During the period from January 22, 1999 (inception) to June 30, 1999, the Company issued 1,820,000 shares of common stock for cash totaling $133,200.


NOTE 7 - STOCK OPTIONS

     STOCK OPTION PLAN

     The Company adopted the 1999 Stock Option Plan (the "1999 Plan") on March 30, 1999. The purpose of the 1999 Plan is to attract, retain, and reward persons performing services for the Company and to motivate such persons to contribute to the growth and profitability of the Company. Each employee, consultant, or director as determined by the Board of Directors of the Company is eligible to be considered for the grant of awards under the 1999 Plan. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 1999 Plan is 600,000. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 1999 Plan. Under the 1999 Plan, no incentive stock option will be less than 100% of the fair market value of the shares on the date the stock option is granted, subject to certain provisions.

     STOCK OPTION AGREEMENTS

     The following summarizes the Company's stock option transactions:

                                                          1999        Weighted-
                                                          Stock        Average
                                                         Option        Exercise
                                                           Plan          Price
                                                        ---------     ---------
      Options outstanding, January 22, 1999
        (inception)                                             -      $    -
            Granted                                       173,370      $ 0.79
            Exercised                                    (173,370)     $ 0.79
                                                        ---------
             OPTIONS OUTSTANDING, JUNE 30, 1999                 -      $    -
                                                        =========
             OPTIONS EXERCISABLE, JUNE 30, 1999                 -      $    -
                                                        =========


     During the period from January 22, 1999 (inception) to June 30, 1999, the Company issued options to purchase 253,370 shares of common stock. The options were exercised concurrently with their issuance in exchange for a subscription receivable in the amount of $136,969.


NOTE 8 - INCOME TAXES

     Significant components of the provision for income taxes based on income for the period from January 22, 1999 (inception) to June 30, 1999 are as follows:

             Current
                Federal                                 $     -
                State                                       800
                                                        -------
                                                            800
             Deferred
                Federal                                       -
                State                                         -
                                                        -------
                                                              -
                                                        -------
                    PROVISION FOR INCOME TAXES          $   800
                                                        =======

     A reconciliation of the provision for (benefit from) income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes for the period from January 22, 1999 (inception) to June 30, 1999 is as follows:

     Income tax provision computed at federal statutory tax rate       34.0%
                             State taxes, net of federal benefit        6.0
       Change in deferred income tax valuation reserve and other      (39.0)
                                                                      ------
               TOTAL                                                    1.0%
                                                                      ======

     As of June 30, 1999, the Company had federal and state net operating loss carryforwards of approximately $56,000 and $28,000, respectively, which expire through 2014.

     Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of June 30, 1999 consisted of the following:

               Deferred tax asset
                  Net operating loss carryforwards         $  20,400
                  Valuation allowance                        (20,400)
                                                           ---------
                      NET DEFERRED TAX ASSET               $       -
                                                           =========


NOTE 9 - YEAR 2000 ISSUE

     The Company is conducting a comprehensive review of their computer systems to identify the systems that could be affected by the Year 2000 Issue and is developing an implementation plan to resolve the Issue.

     The Issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company is dependent on computer processing in the conduct of their business activities.

     Based on the review of the computer systems, management does not believe the cost of implementation will be material to the Company's financial position and results of operations.

NOTE 10 - SUBSEQUENT EVENT (UNAUDITED)

     DEFINITIVE AGREEMENT

     In September 1999, IAT Resources Corporation signed a Definitive Agreement to acquire 100% of the common stock of Infolocity, Inc. for 7,250,000 shares of common stock of IAT resources Corporation. The transaction is subject to shareholder and regulatory approval.

                                                               INFOLOCITY, INC.
                                                                  BALANCE SHEET
                                                       AS OF SEPTEMBER 30, 1999
-------------------------------------------------------------------------------
                                     ASSETS
CURRENT ASSETS
     Cash                                                        $  1,058,077
     Accounts Receivable                                               54,141
     Prepaid expenses                                                  26,483
                                                                 -------------
                                                                    1,138,701
Fixed Assets                                                           26,470

            TOTAL ASSETS                                         $  1,165,171
                                                                 =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Due to IAT Resources Corporation                            $    900,000
                                                                 -------------
SHAREHOLDERS' EQUITY
        Common Stock                                                  450,452
        Deficit                                                      (185,281)
                                                                 -------------
            Total Equity                                              265,171
                                                                 -------------

               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $  1,165,171
                                                                 =============

                                                               INFOLICITY, INC.
                                                        STATEMENT OF OPERATIONS
                                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------
REVENUES                                                         $    115,492
EXPENSES
        GENERAL AND ADMINISTRATIVE EXPENSES                          (285,553)
                                                                 -------------
NET LOSS                                                         $   (170,061)
                                                                 =============
BASIC LOSS PER SHARE                                             $      (0.12)
                                                                 =============
DILUTED LOSS PER SHARE                                           $      (0.12)
                                                                 =============
WEIGHTED-AVERAGE SHARES OUTSTANDING                                 1,384,162
                                                                 =============


                                                               INFOLICITY, INC.
                                                        STATEMENT OF CASH FLOWS
                                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999

-------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES                             $   (170,061)
     Net loss
     Adjustments to reconcile net cash
        Used in operating activities
            Depreciation and amortization                               1,591

     (Increase) decrease in
        Accounts receivable                                           (10,906)
        Prepaid expenses                                               22,883
     Increase (decrease) in
        Accounts payable                                              (14,871)
                                                                 -------------
               Net cash used in operating activities                 (171,364)
                                                                 -------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Capital (expenditures) on equipment                              (17,058)
                                                                 -------------
     Increase (decrease) on loans from related parties                (37,212)
                                                                 -------------
               Net cash used in investing activities                  (54,270)
                                                                 -------------
CASH FROM FINANCING ACTIVITIES
     Proceeds from subscriptions receivable                            27,573
     Proceeds from borrowings                                         900,000
                                                                 -------------
               Net cash provided by financing activities              927,573
                                                                 -------------
                   Net increase in cash                               674,366

CASH, BEGINNING OF PERIOD                                             356,138
                                                                 -------------
CASH, END OF PERIOD                                              $  1,058,077
                                                                 =============